SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	June 11, 2015

PACIFIC ETHANOL, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-21467	41-2170618
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Capitol Mall, Suite 2060 Sacramento, California	95814
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(916) 403-2123

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

The 2015 Annual Meeting of Stockholders (“Annual Meeting”) of Pacific Ethanol, Inc. (the “Company”) was held on June 11, 2015. The following proposals were approved at the Annual Meeting by the votes indicated:

Proposal One: To approve the issuance of shares of the Company’s common stock and non-voting common stock pursuant to the Agreement and Plan of Merger, dated as of December 30, 2014, as amended on March 31, 2015, by and among the Company, AVR Merger Sub, Inc., and Aventine Renewable Energy Holdings, Inc. In the merger, each issued and outstanding share of Aventine common stock (other than dissenting shares and shares held by the Company or Aventine) will be converted into the right to receive, at the election of the holder (pursuant to the terms of an election form to be distributed to all holders in advance of the special meeting and certain limitations in order to maintain the tax free treatment of the merger), (i) 1.25 shares of the Company’s common stock, (ii) 1.25 shares of the Company’s non-voting common stock, or (iii) a combination of the Company’s common stock and non-voting common stock resulting in such Aventine stockholder receiving a total number of shares of common stock and non-voting common stock equal to 1.25 times the number of shares of Aventine common stock held by such stockholder.

Total Votes
For	14,734,258
Against	140,500
Abstain	356,306
Broker Non-Votes	4,830,672

Proposal Two: To approve an amendment to the Company’s Certificate of Incorporation to authorize a class of non-voting common stock.

Total Votes
For	14,379,498
Against	488,692
Abstain	362,874
Broker Non-Votes	4,830,672

Proposal Three: For holders of the Company’s Series B Preferred Stock only, to obtain the agreement of such holders not to treat the merger as a liquidation, dissolution or winding up within the meaning of the Company’s Certificate of Designations, Powers, Preferences and Rights relating to its Series B Preferred Stock.

Total Votes
For	884,266
Against	−
Abstain	−
Broker Non-Votes	N/A

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Proposal Four: To adjourn the annual meeting if necessary or advisable to permit further solicitation of proxies in the event there are not sufficient votes at the time of the annual meeting to approve (i) the issuance of shares described in Proposal 1, (ii) the proposed amendment to the Company’s Certificate of Incorporation described in Proposal 2, and/or (iii) the agreement by the holders of the Company’s Series B Preferred Stock not to treat the merger as a liquidation, dissolution or winding up described in Proposal 3.

Total Votes
For	13,402,055
Against	1,464,277
Abstain	364,732
Broker Non-Votes	4,830,672

Proposal Five: To elect seven directors to serve on the Company’s board of directors until the next annual meeting of stockholders and/or until their successors are duly elected and qualified. The nominees for election were William L. Jones, Neil M. Koehler, Terry L. Stone, John L. Prince, Douglas L. Kieta, Larry D. Layne and Michael D. Kandris.

The following nominees were elected by the votes indicated to serve as directors for a one year term, or until their successors are elected and qualified:

Name	Total Votes for Director	Total Votes Withheld from Director	Total Broker Non-Votes
William L. Jones	14,769,370	461,694	4,830,672
Neil M. Koehler	14,984,290	246,774	4,830,672
Terry L. Stone	14,989,085	241,979	4,830,672
John L. Prince	13,132,549	2,098,515	4,830,672
Douglas L. Kieta	13,235,438	1,995,626	4,830,672
Larry D. Layne	13,226,798	2,004,266	4,830,672
Michael D. Kandris	14,976,923	254,141	4,830,672

Proposal Six: To cast a non-binding advisory vote to approve the Company’s executive compensation (“say-on-pay”).

Total Votes
For	14,600,543
Against	277,650
Abstain	352,871
Broker Non-Votes	4,830,672

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Proposal Seven: To ratify the appointment of Hein & Associates LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2015.

Total Votes
For	13,616,629
Against	131,894
Abstain	414,185
Broker Non-Votes	N/A
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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 11, 2015	PACIFIC ETHANOL, INC.

By: /S/ CHRISTOPHER W. WRIGHT
Christopher W. Wright,
Vice President, General Counsel & Secretary

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